Exhibit 99.2

Pyxus International, Inc.	Tel:	(919) 379-4300
6001 Hospitality Court	Fax:	(919) 379-4346
Suite 100	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Tomas Grigera
(919) 379-4300

Pyxus Announces Transaction Support Agreement with a Majority of Creditors for Exchange Transactions and Equity Offering
The transactions will meaningfully reduce outstanding debt, extend maturities, provide additional financial flexibility and support long-term growth

Morrisville, N.C. – November 5, 2026 – Pyxus International, Inc. (OTCID: PYYX) (the "Company"), a global value-added agricultural company, today announced that the Company and select subsidiaries, including Pyxus Holdings, Inc. ("Pyxus Holdings"), entered into a Transaction Support Agreement (the "Transaction Support Agreement") with a group of creditors, including Glendon Capital Management, LP, Intermarket Corporation, Owl Creek Asset Management, L.P., Acasta Partners, Concise Capital Management, Park West Asset Management LLC and Northeast Investors Trust, on behalf of certain funds managed by them and/or certain of their advisory clients (collectively, the "Supporting Holders").
The Supporting Holders hold approximately (i) 67.9% of the aggregate principal amount of the loans outstanding under Pyxus Holdings’ Intabex term loan facility (the "Intabex Term Loans"); (ii) 74.9% of the aggregate principal amount of the loans outstanding under Pyxus Holdings’ term loan facility (the "Pyxus Term Loans"); and (iii) 56.0% of the aggregate principal amount of Pyxus Holdings’ outstanding senior secured notes (the "Existing Notes" and, collectively with the Intabex Term Loans and the Pyxus Term Loans, the "Existing Secured Debt").
Pursuant to the Transaction Support Agreement, the Company and its subsidiaries intend to commence comprehensive exchange transactions offered to all qualified holders of its Existing Secured Debt, by which such holders will be offered the opportunity to exchange or sell all of their Existing Secured Debt for newly issued secured debt and, with respect to holders of Pyxus Term Loans and Existing Notes, newly issued common stock (the "Exchange Transactions"). If consummated in full, the Exchange Transactions will result in converting approximately $92,000,000 into equity, a paydown of $65,000,000 from proceeds of the Equity Offering (as defined below), and an extension of maturities for the remaining approximately $300,000,000 of Existing Secured Debt.
More specifically, the Exchange Transactions will include, among other things:
•Eligible holders of the Existing Notes to be offered the opportunity to exchange any and all of their Existing Notes, pursuant to an exchange offer to be conducted by Pyxus Holdings and the Company (the "Notes Exchange Offer"), for (i) $344.37 in value of shares of the Company’s common stock ("Common Stock") at a price of $3.25 per share (the "Equitization Price"); and (ii) $675.90 in aggregate principal amount of new senior secured notes (the "Exchange Notes") to be issued by Pyxus Holdings, and guaranteed by the Company and certain of its subsidiaries, in each case, per $1,000 aggregate principal amount of Existing Notes;

•In conjunction with, and upon commencement of, the Notes Exchange Offer, the Company intends to solicit consents from holders of the Existing Notes to amend the indenture governing the Existing Notes (the "Existing Notes Indenture") and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Existing Notes Indenture; (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture; (iii) subordinate the Existing Notes in right of payment to existing and future senior indebtedness (including the Exchange Notes); (iv) eliminate certain events of default; and (v) release all of the collateral securing the Existing Notes;
•Each holder of the Pyxus Term Loans to be offered the opportunity to exchange or sell all of its Pyxus Term Loans for (i) $344.37 in value of shares of Common Stock at the Equitization Price; and (ii) $675.90 in aggregate principal amount of Exchange Notes, in each case, per $1,000 aggregate principal amount of Pyxus Term Loans (the "Pyxus Term Loan Exchange Offer");
•Each holder of the Intabex Term Loans to be offered the opportunity to exchange or sell all of its Intabex Term Loans in open market purchases for $679.41 in aggregate principal amount of Exchange Notes and $344.37 in cash consideration, in each case per $1,000 aggregate principal amount of Intabex Term Loans (the "Intabex Term Loan Exchange Offer"). Such cash consideration will be funded from proceeds of the Equity Offering; and
•In conjunction with, and upon commencement of, the Pyxus Term Loan Exchange Offer and the Intabex Term Loan Exchange Offer, the Company intends to solicit consents from holders of the existing Pyxus Term Loans and Intabex Term Loans to amend the credit agreements governing the Pyxus Term Loans and the Intabex Term Loans (the "Pyxus Credit Agreement" and the “Intabex Credit Agreement,” respectively) and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Pyxus Credit Agreement and the Intabex Credit Agreement; (ii) consent to the Exchange Transactions and Equity Offering; (iii) subordinate the Pyxus Term Loans and Intabex Term Loans in right of payment and the guarantees thereof to the Exchange Notes; and (iv) waive or eliminate certain defaults and events of default, if any.
The Exchange Transactions have not yet commenced. The terms described above remain subject to change and will be set forth in the definitive offering documents distributed to eligible holders upon commencement. Pursuant to the Transaction Support Agreement, the Company and its subsidiaries have agreed to commence the Notes Exchange Offer no later than ten days after the effective date of the Transaction Support Agreement, and to commence the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering (as defined below) as promptly as reasonably practicable thereafter.
Holders that validly participate in the Exchange Transactions within ten business days after the launch thereof will receive the consideration described above. Holders that participate thereafter will receive 95% of such consideration, including, in the case of the Notes Exchange Offer and the Pyxus Term Loan Exchange Offer, $327.15 in value of shares of Common Stock at the Equitization Price and $642.11 in aggregate principal amount of Exchange Notes per $1,000 aggregate principal amount of Existing Notes or Pyxus Term Loans, as applicable, and in the case of the Intabex Term Loan Exchange Offer, $645.44 in aggregate principal amount of Exchange Notes and $327.15 in cash consideration per $1,000 aggregate principal amount of Intabex Term Loans.
Pursuant to the Transaction Support Agreement, the Company has agreed to offer qualified holders of the Existing Notes, the Pyxus Term Loans and the Intabex Term Loans (including the Supporting Holders) the opportunity to participate, following commencement of the Exchange Transactions, in a private offering (the "Equity Offering") of up to $85,000,000 in value of shares of the Company’s Common Stock at a price of $2.50 per share (the "Subscription Price"). $42,500,000 of the Common Stock offered in the Equity Offering will be reserved for, and will be purchased directly by, the Backstop Parties (as defined below). The remaining $42,500,000 will be allocated pro rata among all Eligible Holder participants, and of which $37,500,000 will be backstopped by the Backstop Parties (as defined below). The completion of the Equity Offering is contingent on the substantially concurrent completion of the Exchange Transactions. Proceeds of the Equity Offering will be used, among other things, to fund the cash consideration of the Intabex Term Loan Exchange Offer and to pay transaction fees and expenses.

On November 5, 2026, certain of the Supporting Holders (in such capacity, the "Backstop Parties") entered into a backstop purchase agreement, dated as of the date of the Transaction Support Agreement, pursuant to which the Backstop Parties have committed, subject to the terms and conditions set forth therein, to backstop a portion of the Equity Offering. In consideration for such commitment, the Backstop Parties will receive, on the closing date of the Exchange Transactions, a premium payable in shares of Common Stock at the Subscription Price. In addition, the Company has agreed to pay, on the closing date of the Exchange Transactions, an early signing payment to the members of the ad hoc group of Supporting Holders that executed the Transaction Support Agreement on or prior to its effective date, payable in shares of Common Stock at the Subscription Price, subject to the terms and conditions of the Transaction Support Agreement and the backstop purchase agreement.
In conjunction with the Exchange Transactions, the Company has agreed to use its commercially reasonable efforts to implement and consummate the Exchange Transactions and Equity Offering, and the Supporting Holders have agreed to, among other things, exchange their Existing Secured Debt in the Exchange Transactions, provide consents in the consent solicitations and under certain existing documents governing the Existing Secured Debt, and, in the case of the Backstop Parties, backstop the Equity Offering.
"Entering into this agreement represents an important step in our efforts to strengthen Pyxus’ capital structure, extend key debt maturities and enhance the Company’s financial flexibility as we continue to advance our strategic priorities," said Pyxus President and CEO Pieter Sikkel. "We appreciate the engagement and support we have received from lenders and noteholders as this process moves forward and believe these transactions will strengthen Pyxus’ foundation for long-term success, support strategic execution and enhance stakeholder value."
The Transaction Support Agreement, Equity Offering and Exchange Transactions described above were recommended by a special committee of the Board of Directors of the Company comprising a majority of the disinterested members and approved by the Board of Directors of the Company.
The transactions contemplated by the Transaction Support Agreement are subject to certain conditions, including execution and delivery of definitive documentation, receipt of all necessary consents, including the consent of the requisite lenders under the credit agreement governing the Company’s asset-based revolving credit facility (the "ABL Credit Agreement"), the satisfaction of minimum participation thresholds with respect to each of the Intabex Term Loans, the Pyxus Term Loans and the Existing Notes, and other customary closing conditions. The Company expects to commence the Notes Exchange Offer no later than ten days after the effective date of the Transaction Support Agreement, and the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering promptly thereafter, and expects that the transactions will be completed on or prior to December 15, 2026, unless extended as otherwise agreed by the Company and the requisite Supporting Holders.
Simpson Thacher & Bartlett LLP and Robinson, Bradshaw & Hinson, P.A. are serving as legal advisors to the Company, and Moelis & Company LLC is serving as exclusive financial advisor and investment banker to the Company. Paul Hastings LLP is serving as legal advisor to the Supporting Holders.
Any questions regarding the transactions described above may be directed to the Company’s investor relations team at https://investors.pyxus.com/investors/overview/default.aspx.
About Pyxus International, Inc.
Pyxus International, Inc. is a global agricultural company with more than 150 years of experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients.
Disclaimer
This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS
Statements in this press release contain forward-looking statements. You can identify these forward-looking statements by use of words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "will," "estimates," "intends," "projects," "goals," "targets," "could," "should," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements, including whether the conditions specified in the Transaction Support Agreement will be satisfied, whether the Notes Exchange Offer, the Pyxus Term Loan Exchange Offer, the Intabex Term Loan Exchange Offer and the Equity Offering will commence within the time periods anticipated or at all, and whether the transactions contemplated thereby will be completed within the time period anticipated or at all, and no assurance can be given that the results in any forward-looking statement will be achieved. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events, except as required by law. The Company cannot guarantee that any forward-looking statement will be realized, although the Company believes it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements in this press release. Any forward-looking statement is qualified by reference to the following cautionary statements. These factors include the factors discussed under the heading "Risk Factors" in the Company’s Form 10-K for the fiscal year ended March 31, 2026 and the Company’s subsequently filed quarterly reports on Form 10-Q, which are incorporated by reference therein, and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.